UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 23, 2005 (November 22, 2005)

Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6564 Smoke Tree Lane

Scottsdale, AZ 85253

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

(*) On November 22, 2005, by majority consent of the Board of Directors of the Company approved the following issuance of its restricted common stock, par value $0.001 per share, to the following person.

The shares were issued pursuant to a private placement and carry a rule 144 legend. The shares were issued pursuant to an exemption from registration as provided in Section 4(2) of the Securities Act of 1933.

Share Amount
Name and Address	Date	Common Stock	Type of Consideration	Fair Market Value of Consideration ($)

John R. Taylor (1)	11/22/2005	2,500,000	(**) In exchange for	127,500
6777 Camp Bowie Blvd., Suite 215			payment on cash loans
Ft. Worth, Texas 76116			due to John R. Taylor
in the amount of
$250,000

(*) $127,500 of the proceeds in the immediately preceding table was used for payment on cash loans due to John R. Taylor, President, by the Company.

Note: Although the fair market value of consideration on 11/22/2005 is $127,500, or $0.051 per share, Mr. Taylor has agreed to accept issuance of the Company’s restricted common stock at an exchange rate of $.10 per share, and further to offset his aggregate cash loans due by a $250,000 reduction of the aggregate total amounts owed.

(1) John R. Taylor is President and a Director of both the Company and Firecreek Petroleum, Inc. (FPI), and is CEO of FPI.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EGPI FIRECREEK, INC. (formerly Energy Producers, Inc.)
By:	/s/ Dennis R. Alexander Chairman and Chief Financial Officer

November 23, 2005

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